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                                                                     EXHIBIT 8.1

                        [Hunton & Williams Letterhead]


                               December 2, 1997



Union Planters Mortgage Finance Corp.
7130 Goodlett Farms Parkway
Cordova, Tennessee  38018

Ladies and Gentlemen:

         We have acted as counsel to Union Planters Mortgage Finance Corp., a Delaware corporation (the "Depositor"), in connection with the preparation of a Registration Statement on Form S-3 (the "Registration Statement"), which has been filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of Securities (as such term is defined in the Registration Statement) in one or more series ("Series"). As set forth in the Registration Statement, each Series of Securities will be issued under and pursuant to the conditions of a separate pooling and servicing agreement, trust agreement, or indenture (each, an "Agreement") among the parties thereto, each to be identified in the prospectus supplement for such Series of Securities.

         We have examined the prospectus and forms of prospectus supplement related thereto contained in the Registration Statement (each, a "Prospectus") and such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

         In arriving at the opinions expressed below, we have assumed that each Agreement will be duly authorized by all necessary corporate action on the part of the parties thereto for such Series of Securities and will be duly executed and delivered by the parties thereto substantially in the applicable form filed or incorporated by reference as an exhibit to the Registration Statement, that each Series of Securities will be duly executed and delivered in substantially the forms set forth in the related Agreement filed or incorporated by reference as an exhibit to the Registration Statement, that Securities will be sold as described in the Registration Statement, and that the parties to the transactions involving the issuance of Securities comply (without waiver) with all of the provisions of the related Agreements and the other documents prepared and executed in connection with such transactions.

         Based on the foregoing, we are of the opinion that the legal conclusions contained in each Prospectus forming a part of the Registration Statement under the caption "Federal Income Tax Consequences" are correct in all material respects, and the discussion thereunder does not omit any material provision with respect to the matters covered. Subject to the qualifications


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stated herein, we also are of the following opinions:

         1. With respect to the issuance of the Securities of a trust for which an election to be treated as a real estate mortgage investment conduit ("REMIC") is to be made (a "REMIC Trust"), if (i) the Depositor, the trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the related Agreement and certain other documents to be prepared and executed in connection with such transaction, (ii) the Securities are issued and sold as described in the Registration Statement and the prospectus supplement to be issued in connection with the REMIC Trust, and (iii) an election is properly made and filed for the REMIC Trust (or designated assets thereof) to be treated as one or more REMICs pursuant to Section 860D of the Internal Revenue Code of 1986, as amended (the "Code"), the REMIC Trust (or designated assets thereof) will qualify as one or more REMICs, and the Securities relating to the REMIC Trust will be considered to be "regular interests" or the "residual interest" in a REMIC (as designated in the relevant prospectus supplement) on the date of issuance thereof and thereafter, assuming continuing compliance with the REMIC provisions of the Code and any regulations thereunder;

         2. With respect to the issuance of Securities of a trust for which no election to be treated as a REMIC is to be made (a "Non-REMIC Trust"), if (i) the Depositor, the trustee, and the other parties to the issuance transaction comply (without waiver) with all of the provisions of the relevant Agreement and certain other documents to be prepared and executed in connection with such transaction and (ii) the Securities are issued and sold as described in the Registration Statement and the prospectus supplement to be issued in connection with the Non-REMIC Trust, the Non-REMIC Trust will be classified as a grantor trust under Subpart E, Part 1 of subchapter J of the Code, and not as an association taxable as a corporation; and

         3. With respect to the issuance of a Series of Securities constituting Bonds (as such term is defined in the Registration Statement), if (i) the Depositor, the trustee, and certain other parties to the issuance transaction comply with all of the provisions of the related Agreement and certain other documents to be prepared and executed in connection with the issuance of such Bonds and (ii) the Bonds are issued and sold as described in the Registration Statement and the related prospectus supplement, the Bonds of such Series will be treated for federal income tax purposes as evidences of indebtedness and not as an ownership interest in the collateral securing them or an equity interest in the Depositor or in a separate association taxable as a corporation.

         You should be aware that the opinions expressed herein represent our conclusions as to the application of existing law to a transaction as described above. There can be no assurance that contrary positions will not be taken by the Internal Revenue Service or that the law will not change.

         This opinion is based on the facts and circumstances set forth in the Registration Statement and in the other documents reviewed by us. Our opinion as to the matters


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set forth herein could change with respect to a particular Series of Securities as a result of changes in facts or circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. Because the Prospectuses contemplate Series of Securities with numerous different characteristics, you should be aware that the particular characteristics of each Series of Securities must be considered in determining the applicability of the opinions expressed herein to a particular Series of Securities.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the references to Hunton & Williams under the caption "Federal Income Tax Consequences" in the Prospectus. In giving this consent, we do not admit that we are in the category of persons whose consent is required by Section 7 of the Act or the rules and regulations promulgated thereunder by the Securities and Exchange Commission.

         No opinion has been sought and none has been given concerning the tax treatment of the issuance and sale of the Securities under the laws of any state.

                                                 Very truly yours,

                                                 /s/ Hunton & Williams